SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 31, 2003



                      Insight Communications Company, Inc.
             (Exact name of Registrant as specified in its charter)



        Delaware                       0-26677                 13-4053502
     (State or other             (Commission File Number)    (IRS Employer
 jurisdiction of incorporation)                            Identification No.)

                                 810 7th Avenue
                            New York, New York 10019
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (917) 286-2300

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired: None

(b) Pro Forma Financial Information: None

(c) Exhibits:


          Exhibit No.          Description
          -----------          -----------

             99.1 Press Release dated July 31, 2003, announcing financial results for the quarter ended June 30, 2003 (furnished pursuant to Item 12 of Form 8-K).


Item 12. Results of Operations and Financial Condition.

         We have issued a press release announcing our financial results for the quarter ended June 30, 2003, and a copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference. The press release contains disclosure of operating cash flow and system cash flow, both of which are financial measures that are not calculated and presented in accordance with Generally Accepted Accounting Principles (GAAP). Page 7 of the press release contains a tabular reconciliation of operating income, our most directly comparable financial measure calculated and presented in accordance with GAAP, to operating cash flow and system cash flow.

         We define operating cash flow as operating income or loss before depreciation and amortization. Operating cash flow eliminates the uneven effect on operating income of non-cash depreciation of tangible assets and amortization of certain intangible assets and, therefore, is useful to management in measuring the overall operational strength and performance of our company. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating our revenues. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and investment spending. Another limitation of operating cash flow is that it does not reflect income net of interest expense, which is a significant expense of our company because of the substantial debt we incurred to acquire our cable television systems and finance the capital expenditures for the upgrade of our cable network.

         System cash flow is another non-GAAP financial measure, which we use to evaluate the underlying operating performance of our cable systems. We define system cash flow as operating cash flow excluding management fees payable by our operating subsidiaries to Insight Communications, and excluding the corporate overhead of Insight Communications. Such management fees are equal to 3% of system revenues, and are eliminated in consolidation. Corporate overhead is a component of our selling, general and administrative expenses. System cash flow is subject to the same limitations as described above for operating cash flow.

         Despite the limitations of operating cash flow and system cash flow, management believes that the presentation of both financial measures is relevant and useful for investors because it allows investors to evaluate our performance in a manner similar to the methods used by management. In addition, operating cash flow and system cash flow are commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, although our measures of operating cash flow and system cash flow may not be directly comparable to similar measures used by other companies. Operating cash flow and system cash flow should not be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as well as other measures of financial performance reported in accordance with GAAP.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            Insight Communications Company, Inc.


Date: July 31, 2003                         By:   /s/ Elliot Brecher
                                                --------------------
                                                  Elliot Brecher
                                                  Senior Vice President
                                                  and General Counsel